                                                                 EXHIBIT 4(c)(6)


                            STOCK PURCHASE AGREEMENT


         Agreement made this 6th day of June, 1996, between A. Thomas Loy, of Oklahoma City, Oklahoma ("Seller") and Ameribank Corporation, of Shawnee, Oklahoma, ("Purchaser").

         In consideration of the mutual covenants herein and other valuable consideration, the parties agree as follows:

         1. Seller agrees to sell to Purchaser who agrees to purchase 4,959 shares of the common capital stock (the "Shares") of United Oklahoma Bankshares, Inc. (the "Company"),for a purchase price equal to the higher of
(i) $.50 per share or (ii) in the event a transaction is consummated for the common shares held by public shareholders in the next twelve (12) months, the acquisition price (the "Purchase Price").

         2. The Purchaser shall pay in cash the Purchase Price to Seller at Closing. Seller agrees to convey, transfer and deliver the Shares at the Closing. The Certificate for the Shares shall be delivered at the Closing, duly endorsed in blank and in a form reasonably acceptable to Purchaser.

         3. The Closing shall take place at the office of Seller or at such other place as is mutually agreeable to Purchaser and Seller. The Closing shall occur on or before June 15, 1996.

         4. Seller represents and warrants to Purchaser that the stock to be transferred hereunder will be free and clear of any and all liens or encumbrances and that Seller has the full power and authority to make such assignment and sale.

         5. Seller agrees not to object or to otherwise interfere with any transaction initiated by Purchaser within the next one (1) year period involving the Common or Preferred Stock owned by the public shareholders.

         6. Seller and Purchaser agree that all information contained in this Agreement shall be considered confidential. Such information shall not be disclosed to third parties other than agents and employees of the parties who have a reason to know such information. Such information may be disclosed to state and federal regulatory agencies who require such information.

         7. Any notice required hereunder shall be given in writing by registered mail and shall be deemed to have been given on the date such notice is posted, with postage prepaid, addressed to the last address of the addressee.

         8. This Agreement shall be binding upon the parties hereto, their successors and assigns.





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        9.     This Agreement shall be governed by the laws of the State of
Oklahoma.

        IN WITNESS WHEREOF, the parties have executed this agreement on the date first written above.



SELLER                                             PURCHASER

A. Thomas Loy                              AMERIBANK CORPORATION


BY: A. THOMAS LOY                          BY: D. WALEY SCHUBERT
   ----------------------------               ----------------------------
   ITS                                        ITS Vice President
      -------------------------                  -------------------------




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                            STOCK PURCHASE AGREEMENT


         Agreement made this 6th day of June, 1996, between A. Thomas Loy and Peck Loy, Joint Tenants, of Oklahoma City, Oklahoma ("Seller") and Ameribank Corporation, of Shawnee, Oklahoma, ("Purchaser").

         In consideration of the mutual covenants herein and other valuable consideration, the parties agree as follows:

         1. Seller agrees to sell to Purchaser who agrees to purchase 840 shares of the common capital stock (the "Shares") of United Oklahoma Bankshares, Inc. (the "Company"),for a purchase price equal to the higher of
(i) $.50 per share or (ii) in the event a transaction is consummated for the common shares held by public shareholders in the next twelve (12) months, the acquisition price (the "Purchase Price").

         2. The Purchaser shall pay in cash the Purchase Price to Seller at Closing. Seller agrees to convey, transfer and deliver the Shares at the Closing. The Certificate for the Shares shall be delivered at the Closing, duly endorsed in blank and in a form reasonably acceptable to Purchaser.

         3. The Closing shall take place at the office of Seller or at such other place as is mutually agreeable to Purchaser and Seller. The Closing shall occur on or before June 15, 1996.

         4. Seller represents and warrants to Purchaser that the stock to be transferred hereunder will be free and clear of any and all liens or encumbrances and that Seller has the full power and authority to make such assignment and sale.

         5. Seller agrees not to object or to otherwise interfere with any transaction initiated by Purchaser within the next one (1) year period involving the Common or Preferred Stock owned by the public shareholders.

         6. Seller and Purchaser agree that all information contained in this Agreement shall be considered confidential. Such information shall not be disclosed to third parties other than agents and employees of the parties who have a reason to know such information. Such information may be disclosed to state and federal regulatory agencies who require such information.

         7. Any notice required hereunder shall be given in writing by registered mail and shall be deemed to have been given on the date such notice is posted, with postage prepaid, addressed to the last address of the addressee.

         8. This Agreement shall be binding upon the parties hereto, their successors and assigns.





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         9.    This Agreement shall be governed by the laws of the State of
Oklahoma.

         IN WITNESS WHEREOF, the parties have executed this agreement on the date first written above.



SELLER                                             PURCHASER

A. Thomas Loy                              AMERIBANK CORPORATION


A. THOMAS LOY                              BY: D. WALEY SCHUBERT
--------------------------                    ---------------------------
                                              ITS Vice President
                                                 ------------------------
Peck Loy



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